EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jo S. Major, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Avanex Corporation on Form 10-Q for the three months ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Avanex Corporation.

Date: November 9, 2006	By:	/s/ JO S. MAJOR, JR.
	Name:	Jo. S. Major, Jr.
	Title:	President and Chief Executive Officer and Chairman of the Board of Directors

I, Marla Sanchez, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Avanex Corporation on Form 10-Q for the three months ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Avanex Corporation.

Date: November 9, 2006	By:	/s/ MARLA SANCHEZ
	Name:	Marla Sanchez
	Title:	Senior Vice President and Chief Financial Officer